Exhibit 99.1

Brain Scientific Starts Selling its NeuroCapsTM to VA Hospitals

NEW YORK, March 31, 2021 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology focused medical device and software company, has announced it has received its first purchase order for its NeuroCap, a pre-gelled, disposable EEG headset, from the Department of Veterans Affairs - VA Medical Centers for one of its hospitals.

“Our team at Brain Scientific is proud to start what it hopes will be a long-term relationship to serve patient needs at VA Medical Centers and doing our part to help reduce risk factors for both patients and staff. Our disposable EEG NeuroCap diminishes the potential for cross contamination, HAI and exposure for staff members and patients. Sanitation is a major concern for hospitals, and is even more crucial in covid-19 times as neurodiagnostic teams are urged to find alternatives to reusable products, said Amy Griffith, VP Strategy and Business Development of Brain Scientific, Inc.

The global pandemic has highlighted the need for rapid testing, including EEG, as studies show that more than 80% of hospitalized COVID-19 patients present with neurological symptoms. The Company’s NeuroCap was designed for quick application and analysis when time matters most. The NeuroCap features 19 channels and 22 electrodes in accordance with the international system, produces high quality study results and is a natural fit for inpatient as well as outpatient settings.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

About VA

The Veterans Health Administration (VHA) is the largest integrated health care system in the United States, providing care at 1,255 health care facilities, including 170 VA Medical Centers and 1,074 outpatient sites of care of varying complexity (VHA outpatient clinics) to over 9 million Veterans enrolled in the VA health care program.

https://www.va.gov/

Forward-Looking Statements

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